COPPER LAKE OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 18th day of May, 2010.

BETWEEN: Barry J. Price, Ste 1028 – 470 Granville Street, Vancouver B.C., V6C 1V5

("The Optionor")

OF THE FIRST PART

AND:

HECATE EXPLORATION a body corporate, incorporated under the laws of Nevada, and having its registered office located at 6623 Las Vegas Blvd. South, Suite 255 Las Vegas, NV 889119

(the "Optionee")

OF THE SECOND PART

W H E R E A S:

A. The Optionor is the legal and beneficial owner of an undivided 100% interest in the Property, generally known as the "COPPER LAKE Claims", and consisting of two (2) mineral claims located near Babine Lake in the Omineca Mining Division of British Columbia, as more particularly described in Schedule "A" attached to and made a part of this Agreement;

B. The Optionor wishes to grant and the Optionee wishes to acquire an undivided 100% interest in and to the Property on the terms and subject to the conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the payment of THREE Thousand Dollars ($3,000) from the Optionee (the receipt and sufficiency of which is hereby acknowledged by the Optionor), and of the mutual promises, covenants, conditions, representations and warranties herein set out, the parties hereto agree as follows:

1. INTERPRETATION

1.1 For the purposes of this Agreement, including the recitals and any schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

(a) "Affiliate" shall have the meaning attributed to it by the *Business Corporations Act* (British Columbia);

(b) "Agreement" means this Agreement, as amended from time to time;

(c) "Approval Date" means the date this Agreement is accepted for filing by the Exchange;

(d) "Commercial Production" means the operation of the Property or any portion thereof as a producing mine and the production of mineral products therefrom (excluding bulk sampling, pilot plant or test operations);

(e) "Expenditures" mean all cash, expenses, obligations and liabilities, other than for personal injury or property damage, of whatever kind or nature spent or incurred directly or indirectly in connection with the exploration, development or equipping of the Property or any portion thereof for Mining Work including, without limiting the generality of the foregoing, monies expended in constructing, leasing or acquiring all facilities, buildings, machinery and equipment in connection with Mining Work, in paying any taxes, fees, charges, royalties, payments or rentals (including payments in lieu of assessment work), or otherwise to keep the Property or any portion thereof in good standing, (including any payment to or in respect of acquiring any agreement or confirmation from any holder of surface rights respecting the Property or any portion thereof), in carrying out any survey of the Property or any portion thereof, in doing geophysical, geochemical and geological surveys, in trenching, drilling, assaying, metallurgical testing, bulk sampling and pilot plant operations, in paying the fees, wages, salaries, travelling expenses, fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property or any portion thereof, in paying for the food, lodging and other reasonable needs of such persons, in preparing any reports, and in supervising and managing any Mining Work done with respect to and for the benefit of the Property or any portion thereof, as well as an operator's overhead management fee of 15% of all such other expenses;

(f) "Mining Work" means every kind of exploration or development work done on or in respect of the Property, by or under the direction of or on behalf of or for the benefit of a party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, trenching, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to mining lease, reporting and all other activities usually considered to be prospecting, exploration, and development work;

(g) "NSR Royalty" means a net smelter return royalty payable by the Optionee to the Optionor equal to Two percent (2%) on the proceeds from production, as described in Schedule "B" for all minerals derived from the Property, and subject to the provisions of Section 4.1;

(h) "Option" means the option granted by the Optionor to the Optionee under Section 3.1 of this Agreement;

(i) "Property" means those mineral claims more particularly described in Schedule "A" hereto, together with the mineral rights, personal property and permits associated therewith, and shall include any renewal thereof and any other form of successor or substitute title thereto; and

(j) "Shares" means common shares in the capital of the Optionee.

1.2 In this Agreement, all dollar amounts are expressed in lawful currency of Canada, unless specifically provided to the contrary.

1.3 The titles to the respective Articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

1.4 Words used herein importing the singular number shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.

2. REPRESENTATIONS AND WARRANTIES

2.1 Each party represents and warrants to the other that:

(a) if a company, it is a company duly incorporated, validly subsisting and in good standing with respect to filing of annual reports under the laws of its jurisdiction of incorporation, and is or will be at all relevant times qualified to do business and to hold an interest in the Property in British Columbia;

(b) it has full legal power, capacity and authority to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder; and

(c) it has duly obtained all consents or authorizations which may be required from any third party's (except as specifically provided for herein) for the execution, delivery and performance of this Agreement, and such execution, delivery and performance and the consummation of the transactions as herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.2 The Optionor represents and warrants to the Optionee that:

(a) he is the sole legal and beneficial owner of an undivided 100% interest in and to the Property;

(b) the Property is in good standing under the laws of British Columbia and Canada, up to and including at least the respective expiry dates set forth in Schedule "A" hereto;

(c) the Property is free and clear of all liens, charges and encumbrances and is not subject to any right, claim or interest of any other person;

(d) he has complied with all laws in effect in the Province of British Columbia with respect to the Property, and such Property has been duly and properly staked and recorded in accordance with such laws, and that the Optionee may enter in, under or upon the Property for all purposes of this Agreement without making any payment to, and without accounting to or obtaining the permission of, any other person other than any payment required to be made under this Agreement; and

(e) there is no adverse claim or challenge against or to the ownership of or title to the Property, or any portion thereof nor is there any basis therefor and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein, and no person has any royalty or interest whatsoever in production or profits from the Property or any portion thereof.

2.3 The Optionee represents and warrants to the Optionor that:

(a) it is in good standing with respect to its compliance with applicable securities laws; and

(b) any common shares issued by the Optionee to the Optionor under Section 3.2 below, will be issued in accordance with applicable securities laws, and will be issued as fully paid and non-assessable common shares, free of any trading restrictions, except for such escrow or resale restrictions as may be imposed by applicable securities laws or the policies of the Exchange or the Commission (and in this regard, the Optionor acknowledge the right of the Optionee to insert a legend respecting any escrow or resale restrictions so imposed on such common shares).

2.4 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transaction contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement, and each party shall be entitled, in addition to any other

remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to any other party hereunder.

3. OPTION

3.1 The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire an undivided One Hundred Percent (100%) interest in and to the Property, free and clear of all liens, charges, encumbrances, claims, rights or interest of any other person, in accordance with the terms and conditions of this Agreement.

3.2 In order to exercise the Option, the Optionee shall pay to the Optionor the aggregate sum of ThreeThousand Dollars ($3,000) which sum includes the Deposit and has been paid on the signing of this Agreement, and complete minimum Expenditures on the Property of at least Three Thousand Dollars ($3,000) by May 18, 2011, in accordance with the following schedule:

Date	Shares	Cash Payments	Expenditures
On Signing		$3,000	
On or before May 18, 2011			$3,000
Total:		**$3,000**	**$3,000**

3.3 Any amount incurred by the Optionee for Expenditures in any period in excess of that period's required minimum amount, will be applied towards the next period's minimum Expenditures.

3.4 The Optionee acknowledges that on commencement of Commercial Production, the Property will be subject to the 2% NSR Royalty in favour of the Optionor, and subject to clause 4.1.

4. OPTION TO PURCHASE NSR ROYALTY

4.1 The Optionee may elect to purchase from the Optionor at any time half the NSR Royalty (being one percent [1%]), upon the payment to the Optionor of One Million Dollars ($1,000,000).

5. RIGHT OF ENTRY

5.1 Except as otherwise provided in this Agreement, until the Option is exercised or terminated in accordance with the terms of this Agreement, the Optionee, its servants and agents shall have the sole and exclusive right to:

(a) enter in, under or upon the Property and conduct Mining Work;

(b) exclusive and quiet possession of the Property;

(c) bring upon the Property and to erect thereon such mining facilities as it may consider advisable; and

(d) remove from the Property ore or mineral products for the purpose of bulk sampling, pilot plant or test operations.

6. POWERS, DUTIES AND OBLIGATIONS OF OPTIONEE

6.1 The Optionee shall have full right, power and authority to do everything necessary or desirable to carry out an exploration program including, without limitation, the discretion to engage the Optionor to assist in the Optionee's work programs, and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

(a) regulate access to the Property, subject only to the right of the Optionor and their representatives to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

(b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its Expenditures, and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder;

(c) execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the Property and each party hereby irrevocably constitutes the Optionee its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Optionee harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Optionee directly or indirectly as a result of its exercise of its powers pursuant to this Subsection 6.1(c); and

(d) conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Optionee.

6.2 The Optionor will be the initial operator of the Property for year one and two. The Optionor will be directed in the work program by the Optionee. The exploration work will be fully funded solely by the Optionee.

6.3 The Optionee shall have the duties and obligations to:

(a) keep the Property free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by the Optionee), and maintain the Property as it exists from time to time in good standing by the doing and filing, or payment in lieu thereof, of all necessary assessment work and by the doing of all other acts and things which may be necessary in that regard; for greater certainty and without limiting the foregoing, the Optionee will file all Mining Work on the Property as assessment work to the maximum extent possible;

(b) permit the Optionor or his representatives, duly authorized by him, in writing, and at their own risk and expense, access to the Property at all reasonable times;

(c) conduct all work on or with respect to the Property in a careful and miner-like manner and in accordance with the applicable laws of the jurisdiction in which the Property is located, including all requirements under applicable environmental legislation;

(d) obtain and maintain or cause any contractor engaged by it hereunder to obtain and maintain, during any period in which active work is carried out hereunder, not less than the following:

(i) employer's liability insurance covering each employee engaged in the operations hereunder to the extent of $1,000,000 where such employee is not covered by Worker's Compensation;

(ii) comprehensive general liability insurance in such form as may be customarily carried by a prudent operator for similar operations with a bodily injury, death and property damage limit of $1,000,000 inclusive;

(iii) vehicle, aircraft and watercraft insurance covering all aircraft, vehicles and watercraft owned and non-owned, operated and/or licensed by the Optionee, with a bodily injury, death and property damage limit of $5,000,000 inclusive; and

(e) arrange for and maintain Worker's Compensation or equivalent coverage for all eligible employees engaged by the Optionee in accordance with local statutory requirements.

6.4 The Optionee may abandon at its sole discretion at any time all or any portion of any of the mineral claims comprising a portion of the Property, without affecting its right, title and interest in the remaining mineral claims comprising the balance of the Property. In the event that the Optionee elects to abandon all or any portion of any specific mineral claims, it will provide notice to the Optionor of its election at least sixty (60) days prior to the expiry date or dates of such mineral claims.

7. VESTING OF INTEREST

7.1 Forthwith upon the Optionee exercising the Option by its performance of all of the requirements of Section 3.2, an undivided One Hundred Percent (100%) interest in and to the Property shall vest, and shall be deemed for all purposes hereof to have vested, in the Optionee.

7.2 The Optionor covenants and agrees to forthwith transfer and deliver to the Optionee title to an undivided One Hundred Percent (100%) interest in and to the Property immediately following the Optionor's receipt of the initial Deposit, and provide to the Optionee evidence of such transfer to the Optionee, and the Optionee shall hold such interest in the Property in trust pursuant to the terms of this Agreement until the Option is exercised.

8. TERMINATION OF OPTION

8.1 In the event of default in the performance of the requirements of Section 3.2, then subject to the provisions of Sections 8.3 and 17.1 of this Agreement, the Option and this Agreement shall terminate.

8.2 The Optionee shall also have the right to terminate this Agreement by giving thirty (30) days' written notice of such termination to the Optionor, provided that the termination is at least 30 days before the expiry date of the claims, and upon the effective date of such termination this Agreement shall be of no further force and effect.

8.3 Notwithstanding any other provisions of this Agreement, in the event of termination of this Agreement under Sections 8.1 or 8.2, the Optionee shall:

(a) transfer or re-transfer the Property to the Optionor, provided always that the Property shall, at the date of such transfer or re-transfer, be in good standing for a period of not less than twelve (12) months from the effective date of termination;

(b) deliver to the Optionor any and all reports, samples, drill cores and engineering data of any kind whatsoever pertaining to the Property or related to Mining Work which have not been previously delivered to the Optionor;

(c) perform or secure the performance of all reclamation and environmental rehabilitation as may be required by all applicable legislation; and

(d) upon notice from the Optionor, remove all materials, supplies and equipment from the Property, provided however, that the Optionor may dispose of any such materials, supplies or equipment not removed from the Property within one hundred and eighty (180) days of receipt of such notice by the Optionee.

9. CONFIDENTIALITY

9.1 All information and data concerning or derived from Mining Work shall be confidential and, except to the extent required by law or by regulation of any securities commission, stock exchange or other regulatory body, shall not be disclosed to any person other than a party's professional advisors or an Affiliate without the prior written consent of the other party or parties, which consent shall not unreasonably be withheld.

9.2 The text of any news releases or other public statements which a party desires to make with respect to the Property shall be made available to the other party or parties prior to publication and the other party or parties shall have the right to make suggestions for changes therein within twenty four (24) hours of delivery.

10. RESTRICTIONS ON ALIENATION

10.1 No party (the "Selling Party") shall sell, transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its interest or rights under this Agreement without the prior consent in writing, within 30 days of receipt of notice thereof, of the other parties, such consent not to be unreasonably withheld, and the failure to notify the Selling Party within the said 30 days that such consent has been withheld shall be deemed to constitute the consent of the other parties.

10.2 Where consent has been granted, before the completion of any sale or other disposition by any party of its interests or rights or any portion thereof under this Agreement, the Selling Party shall require the proposed acquirer to enter into an agreement with the party or parties not selling or otherwise disposing on the same terms and conditions as set out in this Agreement.

10.3 The provisions of Sections 10.1 and 10.2 shall not prevent a party from entering into an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company, or prevent a party from assigning its interest to an Affiliate of such party provided that the Affiliate first complies with Section 10.2 and agrees in writing with the other parties to re-transfer such interest to the originally assigning party immediately before ceasing to be an Affiliate of such party.

11. NOTICE

11.1 Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telegram, telex, telecommunication or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

11.2 Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telecommunication or other similar form of communication, be deemed to have been given and received on the day it was actually received.

11.3 Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

12. FURTHER ASSURANCES

12.1 Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

13. RULE AGAINST PERPETUITIES

13.1 If any right, power or interest of any party in property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of twenty (20) years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of the execution of this Agreement.

14. TIME OF THE ESSENCE

14.1 Time shall be of the essence in the performance of this Agreement.

15. ENUREMENT

15.1 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

16. FORCE MAJEURE

16.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to, acts of God, fire, storm, flood, explosion, strikes, lockouts or other industrial disturbances; acts of public enemy, war, riots, civil strife, insurrection, rebellion or disobedience on behalf of any third party or group; other actions by citizen groups, including but not limited to environmental organizations or native rights groups; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of environmental protection laws; other laws, rules and regulations or orders of any duly constituted governmental authority, or non-availability of materials or transportation (each an "Intervening Event").

16.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

16.3 A party relying on the provisions of Section 16.1 hereof, insofar as possible, shall promptly give written notice to the other party of the particulars of the Intervening Event, shall give written notice to all other parties as soon as the Intervening Event ceases to exist, shall take all reasonable steps to eliminate any Intervening Event and will perform its obligations under this Agreement as far as practicable, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

17. DEFAULT

17.1 If a party (the "Defaulting Party") is in default of any requirement herein set forth, the party affected by such default (the "Non-Defaulting Party") shall give written notice to all other parties within thirty (30) days of becoming aware of such default, specifying the default, and the Defaulting Party shall not lose any rights under this Agreement, nor shall the Agreement or the Option terminate, nor shall the Non-Defaulting Party have any rights, remedies or cause of action pursuant to this Agreement, or otherwise hereunder as a result of such default, unless within thirty (30) days after the giving of notice of default by the Non-Defaulting Party, the Defaulting Party has failed to cure the default by the appropriate performance, and if the Defaulting Party fails within such period to cure such default, the Non-Defaulting Party shall only then be entitled to seek any remedy it may have on account of such default.

18. SEVERABILITY

18.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19. AMENDMENT

19.1 This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

20. ENTIRE AGREEMENT

20.1 This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

21. OPTION ONLY

21.1 This Agreement provides for an option only, and nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment.

22. GOVERNING LAW AND ARBITRATION

22.1 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

22.2 All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration of a single independent arbitrator appointed by the British Columbia International Commercial Arbitration Centre in Vancouver, B.C., and the matter will be administered in accordance with the rules of that Institute and provisions of the *Commercial Arbitration Act* of British Columbia, the unsuccessful party bearing the costs of the arbitration.

23. TENDER OF PAYMENT

23.1 In this Agreement, any payment or issuance of securities required herein shall be made to the Optionor, and may be mailed or delivered to the Optionor at his address for notice purposes as provided herein, or in the case of any cash payment deposited for the account of the Optionor at such bank or other financial institution in Canada as the Optionor may designate from time to time by notice to the Optionee. The designated bank or other financial institution will be deemed the agent of the designating party for the purposes of receiving, collecting, and receipting such payment, and the Optionor will bear all risks, costs and expenses associated with such deposit, including any wire transfer fees.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.

SIGNED, SEALED AND DELIVERED by Barry J. Price in the presence of:

Signature of Witness

#203-2825 SPRUCE ST

Address of Witness

VANCOUVER, B.C
V6H 2R4

BARRY J. PRICE

SIGNED AND DELIVERED
HECATE EXPLORATION

Authorized Signatory

Signature of Witness

Authorized Signatory

Signature of Witness

SCHEDULE A

To the Agreement between BARRY J. PRICE and HECATE EXPLORATION, as of May 18, 2010.

The following are the mineral claims described as the property.

BABINE LAKE AREA

LIST OF CLAIMS

Tenure Number	Claim Name	Owner*	Map Number	Issue Date	Good To Date	Status	Area (ha)
775882	COPPER LAKE 1	121855 (100%)	093L	2010/may/18	2011/may/18	GOOD	465.6774
779202	COPPER LAKE 2	121855 (100%)	093L	2010/may/25	2011/may/25	GOOD	465.7196
	2 CLAIMS						931.397

- Owner 121855 is Barry J. Price.

THIS IS SCHEDULE "B"

TO THE OPTION AGREEMENT
CONCERNING THE COPPER 1 AND COPPER 2 MINERAL CLAIMS
DATED FOR REFERENCE May 18, 2010
BETWEEN
HECATE EXPLORATION AND
BARRY J. PRICE

NSR Calculation

1. For the purposes of this Agreement, the term "Net Smelter Returns" shall mean all monies realized and actually received by the Optionee on the sale of any ores or minerals mined or extracted from the Property as evidenced by its returns or settlement sheets, including any premiums, bonuses and subsidies, less, if any such ores or minerals require smelting or other processing, all monies paid or payable on account of:

   (a) loading and transportation of the ores or minerals from the Property or any mill erected on or about the Property to the smelter or other purchaser;

   (b) smelter treatment charges or other charges levied by the purchaser;

   (c) freight allowance and severance taxes or royalties that may be paid to the Province of British Columbia;

   (d) insurance and security costs and charges;

   (e) marketing costs and commissions; and

   (f) penalties and other deductions whatsoever paid or payable in relation to the sale of the ores or minerals.

2. Net Smelter Returns due and payable to the Optionor hereunder shall be paid within thirty (30) days after receipt of the said actual proceeds by the Optionee, while the Property is in Commercial Production.

3. Within ninety (90) days after the end of each fiscal year of the Optionee during which the Property was in Commercial Production, the records relating to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith. The audited statements shall be delivered to the Optionor who shall have sixty (60) days after receipt of such statements to question in writing their accuracy and, failing such question, the statements shall be deemed correct.

4. The Optionor or its representative duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect such books and financial records of the Optionee as are relevant to the determination of Net Smelter Returns and at its own expense, to make copies thereof.

5. For the purposes of the Agreement and this Schedule, "Commercial Production" shall have the meaning set forth in the Agreement, and "commencement of Commercial Production" means the first day after the Property has been in Commercial Production for at least thirty (30) consecutive days.


GRANISLE COPPER
N
591154
591153
591151
591149
666167
666166
704708
669223
704709
704746
704747
704763
409653
BEAR ISLAND CONSERVANCY
93L.098
93L.099
647143
647124
1041
240207
GOLDCORP
CLAIM
1081
GRANISLE VILLAGE
409656
LONG ISLAND CONSERVANCY
93L.088
COPPER LAKE PROPERTY
93L.090
Babine
Lake
Logging Roads
from Smithers
Copper Lake 1
Copper Lake 2
779262
779262
COPPER SHOWINGS
327818
Fulton Lake
Scale Bar approx 2500 meters
Map center: 54° 52' 54" N, 126° 18' 17" W